UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2026

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40205	77-0487526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)
(650) 598-6000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	EQIX	The Nasdaq Stock Market LLC
0.250% Senior Notes due 2027	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2029	N/A	The Nasdaq Stock Market LLC
3.250% Senior Notes due 2031	N/A	The Nasdaq Stock Market LLC
1.000% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
3.650% Senior Notes due 2033	N/A	The Nasdaq Stock Market LLC
4.000% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC
3.625% Senior Notes due 2034	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Equinix, Inc. (“Equinix”) was held on May 13, 2026 (the “Annual Meeting”) for the purpose of considering and voting on:

•Election of 10 directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•Approval, by a non-binding advisory vote, of the compensation of Equinix’s named executive officers;

•Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•A stockholder proposal related to lowering the stock ownership threshold required to call a special meeting.

At the close of business on March 20, 2026, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 98,623,487 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 89,668,772 shares of Equinix’s Common Stock were represented in person, virtually or by proxy, at the Annual Meeting, constituting a quorum.

The following are the voting results on the five proposals considered and voted upon at the Annual Meeting, all of which were described in Equinix’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 2, 2026.

Proposal 1. Election of Directors.

Each of the 10 directors nominated to the Board were reelected.

Nominee	For	Against	Abstain	Broker Non-Votes
Nanci Caldwell	79,463,607	6,191,159	31,522	3,982,484
Adaire Fox-Martin	85,140,846	514,074	31,368	3,982,484
Gary Hromadko	83,721,965	1,932,852	31,471	3,982,484
Rebecca Kujawa	85,032,389	620,327	33,572	3,982,484
Yanbing Li	85,454,451	198,016	33,821	3,982,484
Charles Meyers	83,918,048	1,736,575	31,665	3,982,484
Thomas Olinger	84,667,401	986,871	32,016	3,982,484
Christopher Paisley	82,637,800	3,014,989	33,499	3,982,484
Sandra Rivera	81,217,732	4,255,016	213,540	3,982,484
Fidelma Russo	84,687,775	784,751	213,762	3,982,484

Proposal 2. Advisory Vote to Approve Compensation of Named Executive Officers.

Stockholders approved, on a non-binding advisory basis, the compensation of Equinix's named executive officers.

For	Against	Abstain	Broker Non-Votes
77,634,586	7,936,292	115,410	3,982,484

Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain
82,095,492	7,541,350	31,930

Proposal 4. Stockholder Proposal Related Lowering the Stock Ownership Threshold Required to Call a Special Meeting.

The stockholder proposal related to lowering the stock ownership threshold required to call a special meeting was not approved.

For	Against	Abstain	Broker Non-Votes
25,847,167	59,259,964	579,157	3,982,484

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: May 15, 2026	By: /s/ Kurt Pletcher Name: Kurt Pletcher Title: Chief Legal Officer